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                                                                  EXECUTION COPY


THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR OTHERWISE. THIS ADJUSTMENT WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.



                         COMMON STOCK ADJUSTMENT WARRANT

No. AW1

              To Receive Shares of $.001 Par Value Common Stock of

                             CONSTELLATION 3D, INC.

     THIS CERTIFIES that, for value received, Halifax Fund, L.P. (the "Investor") is entitled, upon the terms, at the times and subject to the conditions hereinafter set forth, at any time after the termination of the Adjustment Period (as defined herein) but prior to 5:00 p.m. New York City time on August 23, 2005 (the "Termination Date"), to subscribe for and receive from time to time from CONSTELLATION 3D, INC., a Florida corporation (the "Company"), all or any portion of an aggregate number of shares of Common Stock of the Company determined pursuant to Section 3 hereof (the "Adjustment Shares"). The "Exercise Price" is $0. The number of shares for which the Adjustment Warrant is exercisable shall be subject to adjustment as provided herein. This Adjustment Warrant is being issued in connection with the Common Stock Investment Agreement dated as of August 23, 2000 (the "Purchase Agreement") entered into by the Company and the Investor. Any capitalized terms used but not defined in this Adjustment Warrant shall have the meaning specified in the Purchase Agreement.

1. Title of Adjustment Warrant. Prior to the expiration hereof and subject to compliance with applicable laws, this Adjustment Warrant and all rights hereunder are transferable, in whole or in respect of the right to receive any part of the Adjustment Shares, at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Adjustment Warrant together with (a) the Assignment Form annexed hereto properly endorsed, and (b) any other documentation reasonably necessary to satisfy the Company that such transfer is in compliance with all applicable securities laws.

2. Authorization of Shares. The Company covenants that all shares of Common Stock which may be issued upon the exercise from time to time of rights represented by this Adjustment Warrant, upon exercise of the rights represented by this Adjustment Warrant, will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue or otherwise specified herein).





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3.   Exercise of Adjustment Warrant for Adjustment Shares.

(a)  Definitions.

     Subject to Section 3(e), "Adjustment Period" means the period starting 15 Trading Days after the day on which a registration statement covering the Initial Shares is first declared effective by the SEC and ending on and including the 50th consecutive Trading Day thereafter. For the avoidance of doubt, the Adjustment Period with respect to an Adjustment Warrant issued in connection with the exercise of an Optional Warrant shall be the same period in time as the Adjustment Period with respect to the Adjustment Warrants issued in connection with the sale of the Initial Shares, even if the Adjustment Period has ended prior to the exercise of such Optional Warrant.

     "Adjusted Share Purchase Price" means 115% of the Share Purchase Price. The Adjusted Share Purchase Price shall be appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, etc.


     "Average Price" means the average of the 20 lowest daily trades for a share of Common Stock during the Adjustment Period.


     "Effective Registration" shall have the meaning specified in the Purchase Agreement.

     "Principal Market" shall have the meaning specified in the Purchase Agreement.

(b) The number of Adjustment Shares deliverable will be calculated in accordance with Section 3(c). No shares will be due pursuant to Section 3(c) unless the Average Price is less than the Adjusted Share Purchase Price.

(c) Adjustment Share Calculations. Subject to Sections 3(e) and (f), the number of Adjustment Shares (if any) issuable in respect of the Adjustment Period shall be calculated immediately following the close of trading of the Principal Market on the final Trading Day of the Adjustment Period, using the following formula:

     # of Adjustment Shares = ($5,750,000 / Average Price) - # of Initial Shares

     The number of Initial Shares used in the above calculation shall be appropriately adjusted for any stock slit, reverse stock split, stock dividend, recapitalization, etc. Promptly after performing the calculations pursuant to Section 3(c), the Company shall deliver its written calculations to the Investor by facsimile.



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     If this Adjustment Warrant was issued to the Investor pursuant to the exercise of an Optional Warrant, the term "Initial Shares" as used in this Adjustment Warrant shall be deemed to mean the Optional Warrant Shares received upon such exercise of such Optional Warrant.

(d) Exercise of Adjustment Warrant. Exercise of the rights represented by this Adjustment Warrant may be made at any time or times, in whole or in part, after the termination of the Adjustment Period and prior to 5:00 p.m. New York City time on the Termination Date, by the surrender on any business day of this Adjustment Warrant and a Notice of Exercise in the form annexed hereto duly completed and executed, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); whereupon the holder of this Adjustment Warrant shall be entitled to receive a certificate for the number of Adjustment Shares for which this Adjustment Warrant has been so exercised. Certificates for Adjustment Shares shall be delivered to the holder hereof within three (3) Trading Days after the date on which this Adjustment Warrant shall have been exercised as aforesaid (such event being a "Fill-Up Closing"). An exercise of this Adjustment Warrant shall be deemed for all purposes a "cashless" exercise.

(e)  Effective Registration During Stock Adjustment Period.

                  (i) If at any time during the Adjustment Period there shall be a lack of Effective Registration, the Investor (as to itself only) may at its option either (x) waive the lack of Effective Registration, in which case the Adjustment Period will continue uninterrupted with respect to the Investor in accordance with the other provisions of this Section 3, or (y) by written notice to the Company (delivered no later than 24 hours after actually receiving written notification from the Company of such lack of Effective Registration) elect to suspend such Adjustment Period with respect to itself only (a "Suspension Notice").

                  (ii) If the Investor elects pursuant to subsection (i) above to suspend a particular Adjustment Period and Effective Registration is subsequently re-established either before or after the scheduled end of the Adjustment Period, then the Investor may, at its option, elect (x) to treat the Adjustment Period as tolled for the duration (however long) of the lack of Effective Registration, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the next day of the tolled Adjustment Period, (y) to treat the Adjustment Period as having never commenced, such that the first full day of Effective Registration following delivery of the Suspension Notice shall be treated as and deemed to be the first day of the Adjustment Period, or (z) to treat the Adjustment Period as having been extended by such number of days that is equal to the duration of the lack of Effective Registration. The Investor shall have two (2) Trading Days after receiving written notice from the Company of the re-establishment of Effective Registration to make such election.

(f) Effective Registration as of Fill-Up Closing. If there is not Effective Registration on the date of a Fill-Up Closing, then the Investor shall have the option (as to itself only) but not the obligation to receive from the Company, in lieu of the Adjustment Shares otherwise deliverable, an amount


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     in immediately available funds equal to the product of (i) the highest closing bid price of the Common Stock on the Principal Market from the final Trading Day of the Adjustment Period through and including the Trading Day immediately prior to such Fill-Up Closing and (ii) the number of Adjustment Shares the Company otherwise would be obligated to deliver to such Investor at such Fill-Up Closing.

(g) Remedies. If the Company fails to deliver the specified number of Adjustment Shares to the Investor within 10 Trading Days of the time and at the place specified herein, then the Investor may, without reducing its other rights at law or in equity, compel the Company to repurchase all or a part of its Securities (including the number of Adjustment Shares which, without regard to Effective Registration, should have been delivered by the Company) at the applicable Premium Redemption Price (as defined and specified in the Registration Rights Agreement).

(h) Adjustments. The number of Adjustment Shares shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization or similar event so that the Investor receives the same economically equivalent value of Adjustment Shares as it would in the absence of such event.

(i) Short Sales. The Investor agrees that prior to expiration of the Adjustment Period, it will not engage in short sales of Common Shares with the intent of lowering the market price of such shares. The fact that the market price of the Common Shares declines contemporaneously with short sales effected by the Investor shall not be deemed a presumption that the Investor had the intent of so lowering the market price.

(j) Miscellaneous. The Adjustment Shares shall upon delivery to the Investor be fully-paid, nonassessable, shares of Common Stock, free and clear of all liens and encumbrances and duly eligible for trading on each exchange and market on which shares of Common Stock are then traded.

4. Non-Certificated Shares, In lieu of delivering physical certificates representing the Adjustment Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Adjustment Warrant holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Adjustment Shares to the Adjustment Warrant holder by crediting the account of the Adjustment Warrant holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

     The term "Trading Day" means (x) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, a day on which there is trading on such stock exchange, or (y) if the Common Stock is not listed on either of such stock exchanges but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the


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     Common Stock are reported, or (z) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the issuance of the Adjustment Shares

6. Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the exercise of this Adjustment Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Adjustment Warrant or in such name or names as may be directed by the holder of this Adjustment Warrant; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the holder of this Adjustment Warrant, this Adjustment Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any Adjustment Warrant certificates or any certificates for the Adjustment Shares other than the issuance of a Adjustment Warrant certificate to the Investor in connection with the Investor's surrender of a Adjustment Warrant certificate upon the exercise of less than all of the Adjustment Warrants evidenced thereby, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7. Closing of Books. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Adjustment Warrant.

8. No Rights as Shareholder until Exercise. Subject to Section 13 of this Adjustment Warrant and the provisions of any other written agreement between the Company and the Investor, the Investor shall not be entitled to vote or receive dividends or be deemed the holder of Adjustment Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Investor, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Adjustment Warrant shall have been exercised as provided herein. However, at the time of the exercise of this Adjustment Warrant pursuant to Section 3 hereof, the Adjustment Shares received hereunder shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Adjustment Warrant shall have been exercised.


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9.   Assignment and Transfer of Adjustment Warrant. This Adjustment Warrant may
     be assigned in whole or in part by the surrender of this Adjustment Warrant and the Assignment Form annexed hereto duly executed at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company); provided, however, that this Adjustment Warrant may not be resold or otherwise transferred except (i) in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or (ii) in a transaction pursuant to an exemption, if available, from registration under the Act and whereby, if requested by the Company, an opinion of counsel reasonably satisfactory to the Company is obtained by the holder of this Adjustment Warrant to the effect that the transaction is so exempt.

10. Loss, Theft, Destruction or Mutilation of Adjustment Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Adjustment Warrant or stock certificate representing the Adjustment Shares, and in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto. Upon surrender and cancellation of such Adjustment Warrant or stock certificate, if mutilated, the Company will make and deliver a new Adjustment Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Adjustment Warrant or stock certificate.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

12. Effect of Certain Events. If at any time after the date hereof there shall be a merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (collectively, a "Sale or Merger Transaction"), the holder of this Adjustment Warrant shall have the right thereafter to purchase, by exercise of this Adjustment Warrant, the kind and amount of cash, shares and other securities and property which it would have owned or have been entitled to receive after the happening of such transaction had this Adjustment Warrant been exercised immediately prior thereto, subject to further adjustment as provided in Section 13. Notwithstanding the above, a Sale or Merger Transaction shall not be deemed to occur in the event the Company is the acquiring entity in connection with an acquisition by the Company.

13. Adjustment of Number of Adjustment Warrant Shares. The number of and kind of securities purchasable upon exercise of this Adjustment Warrant shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and other Issuances. If the Company shall at any time after the date hereof but prior to the expiration of this Adjustment Warrant subdivide its outstanding securities as to which purchase rights under this Adjustment Warrant exist, by split-up, spin-off, or otherwise,


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     or combine its outstanding securities as to which purchase rights under this Adjustment Warrant exist, the number of Adjustment Shares as to which this Adjustment Warrant is exercisable as of the date of such subdivision, split-up, spin-off or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.

(b) Stock Dividend. If at any time after the date hereof the Company declares a dividend or other distribution on Common Stock payable in Common Stock or other securities or rights convertible into Common Stock ("Common Stock Equivalents") without payment of any consideration by holders of Common Stock for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then the number of shares of Common Stock for which this Adjustment Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Common Stock shall be entitled to receive such dividends, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend.

(c) Other Distributions. If at any time after the date hereof the Company distributes to holders of Common Stock, other than as part of its dissolution, liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than Common Stock), then the number of Adjustment Shares for which this Adjustment Warrant is exercisable shall be increased to equal: (i) the number of Adjustment Shares for which this Adjustment Warrant is exercisable immediately prior to such event, (ii) multiplied by a fraction,
     (A) the numerator of which shall be the Fair Market Value (as defined below) per share of Common Stock on the record date for the dividend or distribution, and (B) the denominator of which shall be the Fair Market Value price per share of Common Stock on the record date for the dividend or distribution minus the amount allocable to one share of Common Stock of the value (as jointly determined in good faith by the Board of Directors of the Company and the Adjustment Warrant holder) of any and all such evidences of indebtedness, shares of capital stock, other securities or property, so distributed. In lieu of such change to the number of Adjustment Shares for which this Adjustment Warrant is exercisable, the Investor (as to itself only) may elect, in its sole discretion, to participate in such distribution and receive the shares of capital stock, evidence of indebtedness or other assets on an "as exercised" basis as if the Adjustment Warrant had been exercised in full for Adjustment Shares as of the record date for such distribution, without regard to the restrictions contained in Section 14.

     For purposes of this Adjustment Warrant, "Fair Market Value" shall equal the 10 Trading Day average closing trading price of the Common Stock on the Principal Market for the 10 Trading Days preceding the date of determination or, if the Common Stock is not listed or admitted to trading on any Principal Market, the average of the closing bid and asked prices on the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that


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     purpose and reasonably acceptable to the Holder, or, if the Common Stock is not listed or admitted to trading on the Principal Market or traded over-the-counter and the average price cannot be determined as contemplated above, the Fair Market Value of the Common Stock shall be as reasonably determined in good faith by the Company's Board of Directors with the concurrence of the Holder.

(d) Merger. The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume in writing the due and punctual performance and observance of each and every covenant and condition of this Adjustment Warrant to be performed and observed by the Company.

(e) Reclassification, etc. If at any time after the date hereof there shall be a reorganization or reclassification of the securities as to which purchase rights under this Adjustment Warrant exist into the same or a different number of securities of any other class or classes, then the Adjustment Warrant Holder shall thereafter be entitled to receive upon exercise of this Adjustment Warrant, during the period specified herein, the number of shares or other securities or property resulting from such reorganization or reclassification, which would have been received by the Adjustment Warrant Holder for the shares of stock subject to this Adjustment Warrant had this Adjustment Warrant at such time been exercised.

14.  9.99% Limitation.

(a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined Rule 144 of the Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned of an event of:


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                  (i) any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred through a merger, consolidation, tender offer or similar transaction,

                  (ii) any person (as defined in Section 13(d) of the Exchange
     Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the 1933 Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 50% of the Company's voting power,

                  (iii) there is a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, in one or a series of related transactions, or

                  (iv) a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis.

(b) The holder covenants at all times on each day (each such day being referred to as a "Covenant Day") as follows: During the balance of such Covenant Day and the succeeding sixty-one (61) days (the balance of such Covenant Day and the succeeding 61 days being referred to as the "Covenant Period") such holder will not acquire shares of Common Stock pursuant to any right (including the exercise of the Adjustment Warrant) existing at the commencement of the Covenant Period to the extent the number of shares so acquired by such holder and its Aggregation Parties (ignoring all dispositions) would exceed:

     (x) the Restricted Ownership Percentage of the total number of shares of Common Stock outstanding at the commencement of the Covenant Period,

     minus

     (y) the number of shares of Common Stock owned by such holder and its Aggregation Parties at the commencement of the Covenant Period.

         A new and independent covenant will be deemed to be given by the holder as of each moment of each Covenant Day. No covenant will terminate, diminish or modify any other covenant. The holder agrees to comply with each such covenant. This Section 14 controls in the case of any conflict with any other provision of the Transaction Documents.

         The Company's obligation to issue Shares of Common Stock which would exceed such limits referred to in this Section 14 shall be suspended to the extent necessary until such time, if any, as shares of Common Stock may be issued in compliance with such restrictions.


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15.  Miscellaneous.

(a) Choice Of Law; Venue; Jurisdiction. THE PROVISIONS OF THIS ADJUSTMENT WARRANT SHALL BE CONSTRUED AND SHALL BE GIVEN EFFECT IN ALL RESPECTS AS IF IT HAD BEEN ISSUED AND DELIVERED BY THE COMPANY ON THE DATE HEREOF. THIS ADJUSTMENT WARRANT SHALL BE BINDING UPON ANY SUCCESSORS OR ASSIGNS OF THE COMPANY. THIS ADJUSTMENT WARRANT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT FOR MATTERS ARISING UNDER THE ACT, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE U.S. DISTRICT COURT SITTING IN THE STATE OF CITY OF NEW YORK IN THE STATE OF NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS ADJUSTMENT WARRANT AND HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION BASED ON FORUM NON CONVENIENS, TO THE BRINGING OF ANY SUCH PROCEEDING IN SUCH JURISDICTION. EACH PARTY HEREBY AGREES THAT IF THE OTHER PARTY TO THIS ADJUSTMENT WARRANT OBTAINS A JUDGMENT AGAINST IT IN SUCH A PROCEEDING, THE PARTY WHICH OBTAINED SUCH JUDGMENT MAY ENFORCE SAME BY SUMMARY JUDGMENT IN THE COURTS OF ANY COUNTRY HAVING JURISDICTION OVER THE PARTY AGAINST WHOM SUCH JUDGMENT WAS OBTAINED, AND EACH PARTY HEREBY WAIVES ANY DEFENSES AVAILABLE TO IT UNDER LOCAL LAW AND AGREES TO THE ENFORCEMENT OF SUCH A JUDGMENT. EACH PARTY TO THIS ADJUSTMENT WARRANT IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS IN ACCORDANCE WITH SECTION 15(C). NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY.

(b) Modification and Waiver. This Adjustment Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Any amendment effected in accordance with this paragraph shall be binding upon the Investor, each future holder of this Adjustment Warrant and the Company. No waivers of, or exceptions to, any term, condition or provision of this Adjustment Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.


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(c)  Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor or future holders hereof or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to the Investor or each such holder at its address as shown on the books of the Company or to the Company at the address set forth in the Agreement. All notices under this Adjustment Warrant shall be deemed to have been given when received.

     A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance with the provisions of this Section 15(c).

(d) Severability. Whenever possible, each provision of this Adjustment Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Adjustment Warrant is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Adjustment Warrant in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Adjustment Warrant shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Adjustment Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Adjustment Warrant holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Adjustment Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Adjustment Shares on the exercise of this Adjustment Warrant.

     IN WITNESS WHEREOF, the Company has caused this Adjustment Warrant to be executed by its officers thereunto duly authorized.

Dated: August 23, 2000

                                               CONSTELLATION 3D, INC.


                                               By: /s/ E. Levich
                                                  ------------------------
                                                  Name:  Eugene Levich
                                                  Title: President
Agreed and Accepted
this 23rd day of August, 2000

HALIFAX FUND, L.P.


By: /s/ Steven W. Weiner
   ---------------------------------
   Name:  Steven Weiner
   Title: Managing Director
          The Palladin Group, L.P.
          As Investment Advisor

                               NOTICE OF EXERCISE



To: CONSTELLATION 3D, INC.

(1) The undersigned hereby elects to receive ________ shares of Common Stock of CONSTELLATION 3D, INC. pursuant to the terms of the attached Adjustment Warrant in a "cashless" exercise.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                                 _______________________________
                                                             (Name)
                                                 _______________________________

                                                 _______________________________
                                                            (Address)

(3) Please issue a new Adjustment Warrant for the unexercised portion of the attached Adjustment Warrant in the name of the undersigned or in such other name as is specified below:

                        Other Name: ____________________




                                                 _______________________________
                                                             (Name)

____________________                             _______________________________
      (Date)                                               (Signature)

                                                 _______________________________
                                                            (Address)

                                 ASSIGNMENT FORM

              (To assign the foregoing Adjustment Warrant, execute
                   this form and supply required information.
            Do not use this form to exercise the Adjustment Warrant.)



     FOR VALUE RECEIVED, the foregoing Adjustment Warrant of Constellation 3D, Inc. and all rights evidenced thereby are hereby assigned to

________________________________________________________________whose address is

_______________________________________________________________________________.


_______________________________________________________________________________


                                                     Dated:______________,


                           Holder's Signature: _________________________________

                           Holder's Address:   _________________________________

                                               _________________________________



Signature Guaranteed:___________________________________________________________




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Adjustment Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Adjustment Warrant.